                                                                 Exhibit (n)(2)

                                  APPENDIX A

                                                                                                                       CONVERSION
                                                                 MAXIMUM       MAXIMUM                    MAXIMUM      FEATURES/
BLACKROCK FUNDS III                  MAXIMUM  ADMINISTRATION   SHAREHOLDER    PROCESSING   MINIMUM     INITIAL SALES    EXCHANGE
MULTI-CLASS MONEY MARKET FUNDS      12B-1 FEE      FEE       SERVICING FEE/1/   FEE/1/    INVESTMENT    CHARGE/CDSC    PRIVILEGES
----------------------------------  --------- -------------- ---------------  ---------- ------------ ---------------  ----------
a.   INSTITUTIONAL MONEY MARKET
     FUND
     Aon Captives Share Class         0.10%        0.05%          0.05%          None      $500,000        None           None
     Institutional Class              None         0.05%          0.05%          None    $100 million      None           None
     Capital Share Class              None         0.07%          0.07%          None    $25 million       None           None
     Premium Class                    None         0.10%          0.10%          None    $10 million       None           None
     Select Class                     None         0.15%          0.15%          None     $1 million       None           None
     SL Agency Share Class            None         0.02%          None           None       N/A/2/         None           None
     Trust Class                      None         0.38%          0.25%          0.13%     $100,000        None           None

b.   PRIME MONEY MARKET FUND
     Institutional Class              None         0.05%          0.05%          None    $100 million      None           None
     Capital Share Class              None         0.07%          0.07%          None    $25 million       None           None
     Premium Class                    None         0.10%          0.10%          None    $10 million       None           None
     Select Class                     None         0.15%          0.15%          None     $1 million       None           None
     SL Agency Share Class            None         0.02%          None           None       N/A/2/         None           None
     Trust Class                      None         0.38%          0.25%          0.13%     $100,000        None           None

c.   GOVERNMENT MONEY MARKET FUND
     Institutional Class              None         0.05%          0.05%          None    $100 million      None           None
     Capital Share Class              None         0.07%          0.07%          None    $25 million       None           None
     Premium Class                    None         0.10%          0.10%          None    $10 million       None           None
     Select Class                     None         0.15%          0.15%          None     $1 million       None           None
     SL Agency Share Class            None         0.02%          None           None       N/A/2/         None           None
     Trust Class                      None         0.38%          0.25%          0.13%     $100,000        None           None

d.   TREASURY MONEY MARKET FUND
     Institutional Class              None         0.05%          0.05%          None    $100 million      None           None
     Capital Share Class              None         0.07%          0.07%          None    $25 million       None           None
     Premium Class                    None         0.10%          0.10%          None    $10 million       None           None
     Select Class                     None         0.15%          0.15%          None     $1 million       None           None
     SL Agency Share Class            None         0.02%          None           None       N/A/2/         None           None
     Trust Class                      None         0.38%          0.25%          0.13%     $100,000        None           None

--------
/1/ All shareholder servicing fees and processing fees will be paid by the Funds' administrator; so shareholders will not bear any of these fees in addition to the administration fee.
/2/ Although the Class SL Agency shares do not have a minimum investment, they shall only be made available to clients of BlackRock Fund Advisors and its affiliates for the investment of securities lending collateral.
--------------------------------------------------------------------------------

SHARE CLASSES OF THE LIFEPATH PORTFOLIOS

Each of LifePath Retirement Portfolio, LifePath 2020 Portfolio, LifePath 2030 Portfolio, LifePath 2040 Portfolio and LifePath 2050 Portfolio (collectively, the "LifePath Portfolios") may offer any of the following classes of shares:
Class A Shares, Class C Shares, Class I Shares, Class R Shares, and Class K Shares. The different classes of the LifePath Portfolios are differentiated as follows:

CLASS A SHARES

Class A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund's transfer agent, subject to restrictions described in their prospectus.

Class A Shares shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus. When the aggregate offering price of Class A Shares of the

LifePath Portfolios purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus.

Class A Shares of a LifePath Portfolio shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund's distributor and/or to BlackRock Fund Advisors or any other affiliate of PNC Bank, National Association or Merrill Lynch & Co., Inc. (collectively, "BlackRock Advisors") primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, "Selling Agents") for sales support services; and
(ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock Advisors) (collectively, "Service Agents") for general shareholder liaison services.

Administration fees shall be payable to the Fund's administrator for supervising the Fund's administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. The Fund's administrator may also pay third parties to provide such services.

CLASS C SHARES

Class C Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund's transfer agent, subject to restrictions described in their prospectus. Class C Shares of the LifePath Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.

Class C Shares of a LifePath Portfolio shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund's distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to C Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Administration fees shall be payable to the Fund's administrator for supervising the Fund's administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. The Fund's administrator may also pay third parties to provide such services.

CLASS I SHARES

Class I Shares shall be available from the distributor for purchase by institutional investors, individuals, registered investment advisers and others meeting certain minimum investment and other requirements described in the prospectus. Class I Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan. The Fund's distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class I Shares out of its past profits or any sources which are available to it.

Class I Shares shall bear the expense of administration fees described in the prospectus, if any. Administration fees shall be payable to the Fund's administrator for supervising the Fund's administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. The Fund's administrator may also pay third parties to provide such services.

CLASS R SHARES

Class R Shares shall be available for purchase only through certain retirement plans, subject to restrictions described in their prospectus. Class R Shares of a Portfolio shall not be subject to a sales charge.

Class R Shares of a Portfolio shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund's distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. The Fund's distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to R Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Administration fees shall be payable to the Fund's administrator for supervising the Fund's administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. The Fund's administrator may also pay third parties to provide such services.

CLASS K SHARES

Class K shares shall be available only to (i) qualified recordkeepers with a distribution and/or fund servicing agreement (establishing an omnibus trading relationship) maintained with the Funds' distributor, (ii) defined benefit plans, defined contribution plans, endowments and foundations with greater than $100 million in a qualified tax-exempt plan, and (iii) employers with greater than $100 million in the aggregate between qualified and non- qualified plans that they sponsor.

Class K shares are not subject to sales charges or distribution fees.

Amended and approved by the Board of Trustees of BlackRock Funds III on February 22, 2010.

                                      3